UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934, as amended

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☒	Preliminary Information Statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
EMERGE CAPITAL CORP.
(Name of Registrant as Specified in Its Charter)
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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EMERGE CAPITAL CORP.
109 North Post Oak Lane, Suite 422
Houston, Texas 77024

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share (“Common Stock”) and Series B convertible preferred stock, par value $0.01 per share, of record at the close of business on October 4, 2006 (collectively, the “Stockholders”) of Emerge Capital Corp., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Stockholders on or about October 20, 2006.

The corporate actions involve three (3) proposals (collectively, the “Proposals”) providing for the following:

1. To approve a name change of the Company to Turnaround Partners, Inc.;

2. To approve the migration of the Company from a Delaware corporation to a Nevada corporation; and

3. To approve an increase of the number of authorized shares of Common Stock of the Company from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 4, 2006 ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Timothy J. Connolly
Timothy J. Connolly, Chief Executive Officer

Houston, Texas
October 6, 2006

i

Advantages And Disadvantages Of Increasing Authorized Shares	17
Recommendation Of The Board Of Directors	18
No Voting Of Stockholders Required	18
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	19

ii

EMERGE CAPITAL CORP.
109 North Post Oak Lane, Suite 422
Houston, Texas 77024
_________________________

INFORMATION STATEMENT
_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Emerge Capital Corp., a Delaware corporation (the “Company”), and is expected to be mailed on or about October 20, 2006 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”) and all holders of Series B convertible preferred stock, par value $0.01 per share (“Series B Preferred”) of record at the close of business on October  4, 2006 (collectively, the “Stockholders”).

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on October 4, 2006 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of certain principal stockholders. Specifically, holders of our Series B Preferred are expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place on October 16, 2006, consisting of: (i) the approval to change the Company’s name to Turnaround Partners, Inc., (ii) the approval of the migration of the Company from a Delaware corporation to a Nevada corporation and (iii) the approval to increase the authorized Common Stock of the Company from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares (collectively, the “Proposals” and, each, a “Proposal”).

Who Is Entitled To Notice?

All holders of shares of Common Stock and Series B Preferred of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon by the principal stockholders pursuant to the written consent of the principal stockholders. Specifically, the Series B Preferred stockholders have indicated they will vote, as a class, in favor of the Proposals on October 16, 2006. Under Delaware corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Because the Series B Preferred stockholders are entitled to cast up to 210,575,576 shares (which such shares are equal to 89.15% of the total issued and outstanding voting capital stock of the Company), no action by the minority stockholders in connection with the Proposals set forth herein is required.

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?

Certain principal stockholders who are the holders of one hundred percent (100%) of the Series B Preferred are entitled to cast, as a class, a number of votes equal to ninety-five percent (95%) of the 22,710,816 issued and outstanding shares of voting capital stock multiplied by ten (10) as of the date of that certain Merger, by and among the Company, Strategies Acquisition Corp. and Corporate Strategies, Inc. Therefore, as of August 31, 2005 (the “Merger Date”), the principal stockholders are entitled to cast 210,575,576 shares on all matters submitted to the Stockholders for approval, including the Proposals set forth herein, which such number entitles the principal stockholders to cast 89.15% of the total issued and outstanding voting capital stock as of the Record Date.

What Corporate Matters Will The Principal Stockholders Vote For And How Will They Vote?

The principal stockholders that hold all of the shares of Series B Preferred, or 89.15% of the total issued and outstanding voting capital stock of the Company, hold a majority of the issued and outstanding voting capital stock required to vote on each matter. They have indicated that they will vote for the following matters:

•	For the approval to change the name of the Company to Turnaround Partners, Inc. (see page 14 herein);

•	For the approval of the migration of the Company from a Delaware corporation to a Nevada corporation (see page 15 herein); and

•	For the approval to increase the authorized Common Stock of the Company from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares (see page 17 herein).

What Are The Recommendations of the Board of Directors?

The recommendations of our Board of Directors (the “Board”) are set forth below together with the description of each item in this Information Statement. In summary, the Board recommends a vote:

•	For the approval to change the name of the Company to Turnaround Partners, Inc. (see page 14 herein);

•	For the approval of the migration of the Company from a Delaware corporation to a Nevada corporation (see page 15 herein); and

•	For the approval to increase the authorized Common Stock of the Company from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares (see page 17 herein).

What Vote Is Required To Approve Each Proposal?

Corporate Name Change.  For the Proposal to change the name of the Company to Turnaround Partners, Inc., a vote of a majority of the voting capital stock is required for approval of the Proposal. As a result, a vote to approve this Proposal by the Series B Preferred stockholders (which vote is equal to 89.15% of the total voting capital stock of the Company), is sufficient to approve the Proposal.

Migration To Nevada. For the Proposal to migrate the Company from a Delaware corporation to a Nevada corporation, a vote of a majority of the voting capital stock is required to approve the Proposal. As a result, a vote to approve this Proposal by the Series B Preferred stockholders (which vote is equal to 89.15% of the total voting capital stock of the Company), is sufficient to approve the Proposal.

Increase of Authorized Common Stock. For the Proposal to increase the authorized Common Stock of the Company from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares, a vote of a majority of the voting capital stock is required to approve the Proposal. As a result, a vote to approve this Proposal by the Series B Preferred stockholders (which vote is equal to 89.15% of the total voting capital stock of the Company), is sufficient to approve the Proposal.

The Series B Preferred stockholders have indicated an intention to vote in favor of the Proposals, and the number of shares of Series B Preferred within their voting control as of the Record Date is listed below. The following principal stockholders are entitled to cast 210,575,576 shares, or 89.15% of the shares of voting capital stock as of the Record Date when considered as an independent class and accordingly, have sufficient shares to approve the Proposal:

TITLE OF CLASS	NAME AND ADDRESS	AMOUNT AND NATURE OF OWNERSHIP	PERCENTAGE OF CLASS(1)

Series B Preferred	Timothy J. Connolly 109 North Post Oak Lane, Suite 422 Houston, Texas 77024	79,331	79.33%

Series B Preferred	Jan Carson Connolly 8602 Pasture View Lane Houston, Texas 77024	14,003	14.00%

Series B Preferred	Michael O. Sutton 10806 Briar Branch Lane Houston, Texas 77024	6,666	6.67%

______________________
(1)
Applicable percentages of ownership of are based on 100,000 shares of Series B Preferred outstanding on October 4, 2006 for each stockholder. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to the securities. Shares subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of October 4, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth information with respect to the beneficial ownership of our Common Stock and Series B Preferred as of October 4, 2006 for (a) any person who we know is the beneficial owner of more than five percent (5%) of our outstanding Common Stock and Series B Preferred, (b) each of our Directors and executive officers and (c) all of our Directors and officers as a group. Other than the persons identified below, no person owned beneficially more than five percent (5%) of each of the Company’s Common Stock and Series B Preferred. With the exception of the Company’s Two Hundred Fifty-Four (254) non-voting shares of Series C preferred stock, there are no other classes or series of capital stock outstanding. As of October 4, 2006, the Company had 25,635,816 shares of Common Stock and 100,000 shares of Series B Preferred issued and outstanding.

(A)	Security Ownership of Certain Beneficial Owners

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF DIRECT OWNERSHIP	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	TOTAL OF DIRECT AND BENEFICIAL OWNERSHIPS	PERCENTAGE OF CLASS(5)

Common	Michael O. Sutton 10806 Briar Branch Lane Houston, Texas 77024	11,700,000	28,781,417(1)	40,481,417	74.39%

Common	Timothy J. Connolly 109 North Post Oak Lane, Suite 422 Houston, Texas 77024	47,500	402,724,087(2)	402,771,587	94.03%

Common	Jan Carson Connolly 8602 Pasture View Lane Houston, Texas 77024	--	402,771,587(3)	402,771,587	94.03%

Common	Gerald Holland 22 Coult Lane Old Lyme, CT 07601	--	2,250,000(4)	2,250,000	8.79%

Common	Cornell Capital Partners, LP 101 Hudson Street, Suite 3701 Jersey City, New Jersey 07302	1,603,642	1,050,000(4)	2,653,642	9.9%

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF DIRECT OWNERSHIP	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	TOTAL OF DIRECT AND BENEFICIAL OWNERSHIPS	PERCENTAGE OF CLASS(5)

Common	Joanna Saporito 668 W. Saddle River Road Ho-Ho-Kus, NJ 074223	--	1,250,000(4)	1,250,000	5.08%

Common	Mary-Ellen Viola 294 Long Hill Drive Short Hills, NJ 07078	--	1,250,000(4)	1,250,000	5.08%

(1)	Includes 28,781,417 shares of Common Stock which may be issued upon conversion of the 6,666 shares of Series B Preferred beneficially owned by Mr. Sutton.
(2)
Includes 346,342,715 shares of Common Stock which may be issued upon conversion of 79,331 shares of Series B Preferred beneficially owned by Mr. Connolly and 56,381,372 shares of Common Stock which may be issued upon conversion of 14,603 shares of Series B Preferred beneficially owned by his spouse.

(3)
Includes 47,500 shares of Common Stock owned by Ms. Connolly’s spouse, 56,381,372 shares of Common Stock which may be issued upon conversion of 14,003 shares of Series B Preferred beneficially owned by Ms. Connolly and 346,342,715 shares of Common Stock which may be issued upon conversion of 79,331 shares of Series B Preferred beneficially owned by spouse.

(4)
These shares represent the approximate number of shares underlying convertible debentures at an assumed price of $0.08 per share (i.e. eighty percent (80%) of a recent five (5) day average price of $0.10 per share), subject to an ownership limitation of nine and nine-tenths percent (9.9%) contained in the convertible debentures. Because the conversion price will fluctuate based on the market price of the Company’s stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower.

(5)
Applicable percentages of ownership are based on 25,635,816 shares of Common Stock and 100,000 shares of Series B Preferred outstanding on October 4, 2006 for each stockholder. The Series B Preferred shall, on an as converted basis, convert to ninety-five percent (95%) of the issued and outstanding Common Stock as of the Merger Date. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to the securities. Shares subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of October 4, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(6)	Includes 200,000 shares held by spouse.

(B)	Security Ownership of Management

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF DIRECT OWNERSHIP	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	TOTAL OF DIRECT AND BENEFICIAL OWNERSHIPS	PERCENTAGE OF CLASS(1)

Common	Timothy J. Connolly 109 North Post Oak Lane, Suite 422 Houston, Texas 77024	47,500	402,724,087(2)	402,771,587	94.03%

Common	Fred S. Zeidman 109 North Pot Oak Lane Suite 422 Houston, TX 77024	--	--	--	0%

Common	William Chris Mathers 109 North Post Oak Lane Suite 422 Houston, TX 77024	--	--	--	0%

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF DIRECT OWNERSHIP	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	TOTAL OF DIRECT AND BENEFICIAL OWNERSHIPS	PERCENTAGE OF CLASS(1)

Common	ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (3 PERSONS)	47,500	402,724,087(2)	402,771,587	94.03%

(1)
Applicable percentages of ownership are based on 25,635,816 shares of Common Stock and 100,000 shares of Series B Preferred outstanding on October 4, 2006 for each stockholder. The Series B Preferred shall, on an as converted basis, convert to ninety-five percent (95%) of the issued and outstanding Common Stock as of the Merger Date. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to the securities. Shares subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of October 4, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 346,342,715 shares of Common Stock which may be issued upon conversion of 79,331 shares of Series B Preferred beneficially owned by Mr. Connolly and 56,381,372 shares of Common Stock which may be issued upon conversion of 14,603 shares of Series B Preferred beneficially owned by his spouse.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company is not aware of any legal proceedings in which any Director, executive officer, affiliate or any owner of record or beneficial owner of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such Director, executive officer or affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The following table sets forth the names and ages of the current Directors and executive officers of the Company and the positions held by each person at the Company. The executive officers of the Company are elected annually by the Board. The Directors serve one (1) year terms until their successors are elected. The executive officers serve terms of one (1) year or until their death, resignation or removal by the Board.

Name	Age	Position(s)
Timothy J. Connolly	53	Director/Vice Chairman of the Board, Chief Executive Officer
Fred S. Zeidman	59	Director/Chairman of the Board
William Chris Mathers	47	Chief Financial Officer

There are no family relationships among any of the Directors or executive officers of the Company. Except as provided herein, none of the Company’s Directors or executive officers is a Director of any company that files reports with the SEC. None of the Company’s Directors have been involved in any bankruptcy or criminal proceeding (excluding traffic and other minor offenses), and none have been enjoined from engaging in any business during the past five (5) years.

Set forth below is a brief description of the background and business experience of each of the Company’s existing Directors and executive officers for the past five (5) years:

Timothy J. Connolly has served as Chief Executive Officer of the Company since August 31, 2005, and has served as a Director of the Company effective October 27, 2005. Prior to that, Mr. Connolly has served and continues to serve as Chief Executive Officer of Corporate Strategies, Inc. since 2000. Mr. Connolly has been actively engaged in the development of companies for over twenty (20) years, and has been the Chairman, President or CEO of numerous private and public companies. He is currently Vice Chairman of the Board of Directors and Chief Executive Officer of Corporate Strategies, Inc., as well as the Chairman and a Director of CSI Business Finance, Inc. (OTCBB: CSFN.OB) and Chief Executive Officer and a Director of Nexus Nano Electronics, Inc. (OTCBB: NXNO.OB). He is also an elected official, serving as the President and Chairman of the Board of Weston Municipal Utility District for the last twenty (20) years. Mr. Connolly has been a principal or consultant in transactions over the last twenty (20) years that total in excess of $500 million. He is particularly skilled in the areas of short and long term strategic planning, capital formation, mergers and acquisitions, marketing, sales strategy and crisis resolution. Mr. Connolly is also a nationally syndicated business journalist on both Business Talk Radio Network and Cable Radio Network.

Fred S. Zeidman has served as a Director of the Company effective October 27, 2005. He was appointed Chairman of the United States Holocaust Memorial Council by President George W. Bush in March 2002. The Council, which includes fifty-five Presidentially-appointed members and ten (10) members from the U.S. Congress, is the governing board of the United States Holocaust Memorial Museum. A prominent Houston-based business and civic leader, Mr. Zeidman is Chairman of the Board of Seitel, Inc. (OTCBB: SELA.OB), Chairman of the Board of Corporate Strategies, Inc. and serves as Chairman of the Board of Nexus Nano Electronics, Inc. (OTCBB: NXNO.OB). In 2004 he joined Greenberg Traurig as Senior Managing Director of Governmental Affairs. Mr. Zeidman also currently serves as a Director of Prosperity Bank in Houston. Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis, and a Master’s in Business Administration from New York University.

William Chris Mathers has served as CFO and Financial Consultant to numerous public and private companies, including Seitel, Inc. (OTCBB: SELA.OB), Nexus Nano Electronics, Inc. (OTCBB: NXNO.OB) and CSI Business Finance, Inc. (OTCBB: CSFN.OB). From January 1994 through January 2000, Mr. Mathers served as Chief Financial Officer of InterSystems, Inc., a publicly traded company on the American Stock Exchange. From 2000 through 2006, Mr. Mathers served as a contract CFO for Futures Commissions Officers. Mr. Mathers brings substantial experience in complex GAAP and SEC reporting issues, as well as experience in start-up organizations. Mr. Mathers is also a Certified Public Accountant and began his career in the audit department of the accounting firm of Price Waterhouse. Mr. Mathers is a 1981 graduate of Southwestern University in Georgetown, Texas.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for services paid to our executive officer in all capacities for the fiscal year ended December 31, 2005. No other executive officer received compensation exceeding $100,000 during the year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#s)	All Other Compensation ($)
Mr. Timothy J. Connolly, Chief Executive Officer (1)	2005	$265,000	$20,000	$12,000	--	--	--

(1)	Mr. Timothy J. Connolly has served as Chief Executive Officer of the Company since August 31, 2005.

Stock Options

On December 13, 2005, the Emerge Capital Corp. 2005 Stock Incentive Plan (the “Plan”) was adopted and approved by the stockholders. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (a) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (b) enabling the Company to attract, retain and reward the best-available persons. The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted share awards, phantom stock, deferred share units, performance awards, other stock-based awards, or any combination of the foregoing. On a calendar year basis, an amount of shares of common stock equivalent to fifteen percent (15%) of the fully diluted shares outstanding on January 2 of any such calendar year may be allocated, at the discretion of the Administrator, to be granted as awards under the Plan, less awards outstanding at the end of the prior calendar year.

For the years ended December 31, 2003, 2004 and 2005, no options have been granted.

Employment Agreements

On September 1, 2004, Corporate Strategies, a wholly-owned subsidiary of the Company (“CSI”) entered into a five (5) year employment agreement, effective June 1, 2004, with Timothy J. Connolly to serve as Chief Executive Officer and Director of CSI. The agreement has a renewal provision and provides for an annual salary and bonus upon attaining certain performance criteria set by the Board of Directors of CSI. The agreement also provides certain anti-dilution provisions in return for an extension of lock-up of the Chief Executive Officer’s shares until December 31, 2007 and for certain other fringe benefits.

On September 1, 2004, CSI entered into a three (3) year employment agreement with Fred Zeidman to serve as President and a Director of CSI. The agreement has a renewal provision and provides for an annual salary and bonus upon attaining certain performance criteria set by the Board of Directors of CSI and certain fringe benefits. In addition, Mr. Zeidman receives fifty percent (50%) of all consulting fees from companies directly provided by or supervised by him.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of Nine Hundred Million (900,000,000) shares of Common Stock, par value $0.001 per share and Two Million (2,000,000) shares of preferred stock, par value $0.01 per share. As of October 4, 2006, 25,635,816 shares of Common Stock, One Hundred Thousand (100,000) shares of Series B Preferred and Two Hundred Fifty-Four (254) shares of Series C preferred stock were issued and outstanding. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation (as amended) and our Bylaws.

Common Stock

On October 4, 2006, there were 25,635,816 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Common Stock holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Common Stock holders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

The Company is authorized to issue Two Million (2,000,000) shares of preferred stock, of which 100,000 shares of Series B Preferred and Two Hundred Fifty-Four (254) shares of Series C preferred stock are issued and outstanding as of October 4, 2006. There are no shares of Series A preferred stock issued and outstanding. Collectively, all of the shares of Series B Preferred shall be convertible, at the option of the holders of a majority of the shares of Series B Preferred, at any time after the date of issuance of such shares, into ninety-five percent (95%) of the total issued and outstanding capital stock of the Company as of the Merger Date, subject to certain adjustments set forth in that certain Certificate of Designation of Series B Preferred.

As a class, the holders of the Company’s Series B Preferred shall, collectively, be entitled to cast a number of votes equal ninety-five percent (95%) of the total issued and outstanding voting stock of the Company as of the Merger Date multiplied by ten (10) on all matters submitted to the stockholders for approval, which votes shall be distributed among the holders of Series B Preferred on a pro rata basis based upon the number of shares of Series B Preferred held by such respective holders. The holders of shares of the Series B Preferred shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Series B Preferred shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company.

With respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series B Preferred shall be pari passu with the Common Stock of the Company on an as converted basis, and junior to all other series of preferred stock. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted), shall be disregarded.

The Series C preferred shares have no voting rights.

Options

No options are outstanding as of the date of this Information Statement.

Effective January 3, 2006, the Company adopted the Emerge Capital Corp. 2005 Stock Incentive Plan. As of the date of this Prospectus, no options have been granted under the Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (a) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (b) enabling the Company to attract, retain and reward the best-available persons. The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted share awards, phantom stock, deferred share units, performance awards, other stock-based awards, or any combination of the foregoing.

Warrants

The Company has outstanding warrants to purchase a total of 215,100 shares of Common Stock. Warrants for 200,000 shares are at an exercise price of $1.00 per share. These warrants were issued to two (2) former officers for prior services provided to The Company. The warrants are exercisable over a five (5) year period which expires in September 2008. The remaining 15,100 warrants to purchase Common Stock are at a weighted average exercise price of $62.549 per share.

Convertible Debentures

Cornell Capital May 6, 2004 Convertible Debenture

On May 6, 2004, Corporate Strategies, Inc., the wholly-owned and chief operating subsidiary of the Company, entered into a Secured Debenture Agreement with Cornell Capital Partners, LP (“Cornell Capital”), pursuant to which CSI sold $400,000 of convertible notes due May 5, 2007 (the “May Notes”). The May Notes bear interest at five percent (5%), which is accrued until maturity on May 6, 2007. The May Notes are convertible, at the option of the holder, into common stock of CSI at a price of $0.18 per share, subject to an ownership limitation of 4.99% of the outstanding stock of CSI, standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the lowest closing bid price for the five (5) trading days prior to conversion. CSI has the right to repurchase the May Notes at one hundred twenty percent (120%) of the face amount.

Cornell Capital June 24, 2004 Convertible Debenture

On June 24, 2004, CSI entered into a Secured Debenture Agreement with iVoice, Inc. (“iVoice”) pursuant to which CSI sold $500,000 of convertible notes due June 24, 2007 (the “May II Notes”). The May II Notes were subsequently assigned to Cornell Capital. The May II Notes bear interest at five percent (5%), which is accrued until maturity on June 24, 2007. The May II Notes are convertible, at the option of the holder, into common stock of CSI at a price of $0.114 per share, subject to an ownership limitation of 4.99% of the outstanding stock of CSI, standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the lowest closing bid price for the five (5) trading days prior to conversion. CSI has the right to repurchase the May II Notes at one hundred twenty percent (120%) of the face amount.

Cornell Capital September 28, 2004 Convertible Debenture

On September 28, 2004, CSI entered into a Secured Debenture Agreement with Cornell Capital pursuant to which CSI sold $400,000 of convertible notes due September 28, 2007 (the “September Notes”). The September Notes bear interest at five percent (5%), which is accrued until maturity on September 28, 2007. The September Notes are convertible, at the option of the holder, into common stock of CSI at a price of $0.084 per share, subject to an ownership limitation of 4.99% of the outstanding stock of CSI, standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the lowest closing bid price for the five (5) trading days prior to conversion. CSI has the right to repurchase the September Notes at one hundred twenty percent (120%) of the face amount.

Cornell Capital April 6, 2005 Convertible Debenture

On April 6, 2005, CSI entered into a Secured Debenture Agreement with Cornell Capital pursuant to which the Company sold $400,000 of convertible notes due April 6, 2008 (the “April Notes”). The April Notes bear interest at five percent (5%), which is accrued until maturity on April 6, 2008. The April Notes are convertible, at the option of the holder, into common stock of CSI at a price of $0.108 per share, subject to an ownership limitation of 4.99% of the outstanding stock of CSI, standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the lowest closing bid price for the five (5) trading days prior to conversion. CSI has the right to repurchase the April Notes at one hundred twenty percent (120%) of the face amount.

Holland December 8, 2003 Secured Convertible Debentures

On December 8, 2003, the Company entered into a Secured Debenture Agreement with five investors (Holland et. al) pursuant to which the Company sold $135,000 of five percent (5%) convertible notes due December 8, 2005 (the “December Notes”). The December Notes bear interest at five percent (5%), which is accrued until maturity on December 8, 2005. The December Notes are convertible, at the option of the holder, into Common Stock of the Company at a price of $0.216 per share, subject to standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the lowest daily volume weighted average price (“VWAP”) for the five (5) trading days prior to conversion. The holder has the right to cause the December Notes to be converted into Common Stock of the Company. The Company has the right to repurchase the December Notes at one hundred ten percent (110%) of the face amount. The December Notes are unsecured general obligations of the Company and are subordinated to all other indebtedness of the Company unless other indebtedness is expressly made subordinate to the December Notes. The December Notes were amended on November 30, 2005 to defer the maturity date to January 31, 2007.

Holland December 22, 2003 Secured Convertible Debentures

On December 22, 2003, the Company entered into a Secured Debenture Agreement with two (2) investors (Holland et. al) pursuant to which the Company sold $250,000 of convertible notes due December 22, 2005 (the “December II Notes”). The December II Notes bear interest at five percent (5%), which is accrued until maturity on December 22, 2005. The December II Notes are convertible, at the option of the holders, into Common Stock of the Company at a price of $0.168 per share, subject to standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the VWAP for the five (5) trading days prior to conversion. The holder has the right to cause the December II Notes to be converted into Common Stock. The Company has the right to repurchase the December II Notes at one hundred ten percent (110%) of the face amount. The December II Notes are unsecured general obligations of the Company and are subordinated to all other indebtedness of the Company unless other indebtedness is expressly made subordinate to the December II Notes The December II Notes were amended on November 30, 2005 to defer the maturity date to January 31, 2007. As of the date of the Registration Statement, one (1) holder has converted $54,000 of the principal amount of these December II Notes into shares of the Company’s Common Stock.

Saporito Convertible Debenture

On January 29, 2004, the Company entered into a Secured Debenture Agreement with Joanna Saporito pursuant to which the Company sold $100,000 of convertible notes due January 29, 2006 (the “January Notes”). The January Notes bear interest at five percent (5%) which is accrued until maturity on January 29, 2006. The January Notes are convertible, at the option of the holder, into Common Stock of the Company at a price of $0.156 per share, subject to standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the VWAP for the five (5) trading days prior to conversion. The holder has the right to cause the January Notes to be converted into Common Stock of the Company. The Company has the right to repurchase the January Notes at one hundred ten percent (110%) of the face amount. The January Notes are unsecured general obligations of the Company and are subordinated to all other indebtedness of the Company unless other indebtedness is expressly made subordinate to the January Notes. The January Notes were amended on November 30, 2005 to defer the maturity date to January 31, 2007.

Viola Convertible Debenture

On October 12, 2004, the Company entered into a Secured Debenture Agreement with Mary-Ellen Viola pursuant to which the Company sold $100,000 of convertible notes due October 12, 2006 (the “October Notes”). The October Notes bear interest at five percent (5%), which is accrued until maturity on October 12, 2006. The October Notes are convertible, at the option of the holder, into Common Stock of the Company at a price of $0.078 per share, subject to an ownership limitation of 9.99% of the outstanding stock of the Company, standard anti-dilution provisions relating to splits, reverse splits and other transactions plus a reset provision whereby the conversion price may be adjusted downward to a lower price per share based on eighty percent (80%) of the VWAP for the five (5) trading days prior to conversion. The Company has the right to repurchase the October Notes at one hundred ten percent (110%) of the face amount.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation (As Amended), Bylaws And Delaware Law

Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock and preferred stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Transfer Agent and Registrar

American Stock Transfer & Trust Co. is the transfer agent and registrar of our Common Stock. Their address is 59 Maiden Lane, Plaza Level, New York, New York 10038, and their telephone number is (718) 921-8293.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b) No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Emerge Capital Corp., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

PROPOSAL 1 - CHANGE THE COMPANY’S NAME TO TURNAROUND PARTNERS, INC.

Our Company’s Board proposes to change our Company’s name from Emerge Capital Corp. to Turnaround Partners, Inc., simultaneously with the Company’s migration from a Delaware corporation to a Nevada corporation.

Purpose of Changing the Name of the Company to Corporate Strategies, Inc.

The Board believes that it is in the Company’s best interest to have the Company change its name in light of the fact that the name Turnaround Partners, Inc. more accurately reflects the business and operations of the Company.

Articles of Incorporation and Articles of Conversion

In connection with the migration of the Company from a Delaware corporation to a Nevada corporation as is more fully set forth in the Section entitled “Proposal 1 - Migration From a Delaware Corporation to a Nevada Corporation” herein, the Company shall file with the Secretary of State of the State of Nevada Articles of Incorporation and Articles of Conversion, each of which shall indicate the new name of the Company to be Turnaround Partners, Inc.

Recommendation Of The Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to change the Company’s name from Emerge Capital Corp. to Turnaround Partners, Inc. upon migrating from Delaware to Nevada and upon filing Articles of Incorporation and Articles of Conversion with the Secretary of State of the State of Nevada with the new name Turnaround Partners, Inc.

No Voting Of Stockholders Required

We are not soliciting any votes with regard to the proposal to change the company name from Emerge Capital Corp. to Turnaround Partners, Inc. in connection with the migration from Delaware to Nevada. The principal stockholders that have indicated an intention to vote in favor of this Proposal hold all of the shares of Series B Preferred, or 89.15% of the total issued and outstanding shares of voting capital stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

PROPOSAL 2 - MIGRATION FROM A DELAWARE CORPORATION TO A NEVADA CORPORATION

Purpose of Migrating the Company to the State of Nevada

The Board believes that it is in the Company’s best interest to migrate from a Delaware Corporation to a Nevada corporation because Nevada law provides greater advantages to small businesses, including greater tax savings, greater protection of corporate assets, lighter reporting and disclosure obligations and greater privacy for investors, officers and directors as is more fully set forth herein below.

First, Nevada affords a corporation greater tax savings than Delaware. Notably, there is no state income tax on corporations or corporate shares, no franchise tax, no personal income tax and no inheritance tax. Furthermore, Nevada corporations are not required to file state tax returns. In contrast, Delaware imposes a corporate income tax if the corporation transacts business in Delaware and corporations must pay an annual franchise tax and a share tax for shares of stock held by Delaware residents.

Second, Nevada law provides for the protection of corporate assets by preventing creditors from dismantling companies and liquidating assets to satisfy debts. The sole remedy of a creditor for collecting debts is a type of court order that allows creditors to receive payments on debts solely from disbursements made to stockholders. In other words, until a corporation decides to make a distribution, the creditor receives nothing.

Third, Nevada’s reporting and disclosure obligations are lighter than in any other state. The Nevada Secretary of State only requires minimal annual reporting, which is limited to submitting the name(s) and address(es) of the person(s) holding the position of officer or director. Furthermore, share information and stockholder identity are protected in that Nevada does not require the name(s) and address (es) of the stockholder(s) to be publicly filed.

Other notable advantages include the following:

•	Nevada allows corporations to use bearer stock certificates, which allow owners or investors utilizing such bearer shares to exercise control or ownership while remaining anonymous.

•
Nevada's broad indemnification statute provides greater personal asset protection by eliminating personal liability of directors and officers, acting in their capacity as officers and directors, for acts done not in good faith (absent intentional misconduct, fraud or a knowing violation of the law) regardless of whether the corporation’s Articles of Incorporation contain a limitation of such liability.

•	There is no requirement in Nevada of an information sharing agreement with the Internal Revenue Service.

•
Nevada does not impose restrictions on the place, time, or frequency of stockholders or directors meetings. The stockholders of a standard corporation may consist of any number of individuals of any nationality and/or any number of corporations.

Articles Of Incorporation and Articles of Conversion

The Company shall file Articles of Incorporation and Articles of Conversion (together, the “Articles”) with the Secretary of State of the State of Nevada in order to effect the migration of Emerge Capital Corp., the Delaware corporation to Turnaround Partners, Inc., the Nevada corporation. After the Company files the Articles with the State of Nevada and upon confirmation from the State of Nevada on the effectiveness of the Articles, the Company shall cease being a Delaware corporation under the name Emerge Capital Corp. Turnaround Partners, Inc.’s capital structure shall be the same as the current capital structure of the Company except that, in accordance with Proposal No. 1 set forth herein, the Company will operate under the name “Turnaround Partners, Inc.” and in accordance with Proposal No. 3 set forth herein, the Company will have Five Billion (5,000,000,000) authorized shares of Common Stock. Furthermore, the principal place of business of the Company will remain at 109 North Post Oak Lane, Suite 4221, Houston, Texas  77024.

Recommendation Of The Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to migrate the Company from a Delaware corporation to a Nevada corporation.

No Voting Of Stockholders Required

We are not soliciting any votes with regard to the proposal to migrate the Company. The principal stockholders that have indicated an intention to vote in favor of this Proposal hold all of the shares of Series B Preferred, or 89.15% of the total issued and outstanding shares of voting capital stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

PROPOSAL 3 - INCREASING THE COMPANY’S AUTHORIZED COMMON STOCK

The Company’s Board proposes to increase the number of authorized shares of Common Stock of the Company, from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares simultaneously with the Company filing Articles of Incorporation and Articles of Conversion with the Secretary of State of the State of Nevada in connection with the migration of the Company from a Delaware to a Nevada corporation.

Purpose Of Increasing Number Of Authorized Shares Of Common Stock

The Company’s Board believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Board believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the value of the Company to its stockholders.

Filing Articles of Incorporation and Authorized Conversion. This Proposal provides for the authorization of Four Billion One Hundred Million (4,100,000,000) additional shares of Common Stock. As of October 4, 2006, 25,635,816 shares of Common Stock were issued and outstanding.

The Company shall file, among other things, Articles of Incorporation with the Secretary of State of the State of Nevada in order to effect its migration from a Delaware to a Nevada corporation. Article 5 of the Articles of Incorporation shall read as follows:

“Capital Stock. This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is Five Billion (5,000,000,000) and each such share shall have a par value of $0.001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is Two Million (2,000,000) and each such share shall have a par value of $0.01. The Preferred Shares may be issued from time to time in one (1) or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

Advantages And Disadvantages Of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized Common Stock. The advantages include:

•	The ability to raise capital by issuing capital stock in financing transactions.

•	To have shares of Common Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing stockholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but un-issued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board, at that time.

Recommendation Of The Board Of Directors

Our Board unanimously recommended a vote “FOR” the approval to increase the number of authorized shares of Common Stock from Nine Hundred Million (900,000,000) to Five Billion (5,000,000,000) shares.

No Voting Of Stockholders Required

We are not soliciting any votes with regard to the proposal to increase the number of authorized shares of Common Stock from Nine Hundred Million (200,000,000) to Five Billion (5,000,000,000) shares. Certain principal stockholders that have indicated an intention to vote in favor of this Proposal holds 89.15% of the total issued and outstanding shares of voting stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024; or by calling the Company at (713) 621-2737 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer

Houston, Texas
October 6, 2006